PSU Agreement

VMWARE, INC.
2007 EQUITY AND INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT
I.    NOTICE OF GRANT

Unless otherwise defined herein, the terms defined in the VMware, Inc. 2007 Equity and Incentive Plan (the “Plan”) will have the same defined meanings in this notice of grant (“Notice of Grant”) and Performance Stock Unit Agreement (“Agreement”).

Name:    (“Participant”)

Address:

The Participant has been granted an award (the “Award”) of Performance Stock Units (the “PSUs”), subject to the terms and conditions of the Plan and this Agreement. Except as set forth in Section 4(a), the number of shares earned pursuant to the Award will equal the number of shares subject to the PSUs set forth below multiplied by the conversion ratio determined by the Administrator (the “Conversion Ratio”) at the end of the Performance Period in accordance with the schedule attached as Exhibit A to this Agreement (the “Performance Schedule”).
Grant Number:

Date of Grant:

Number of PSUs:

Performance Period:

Vesting Schedule:

Except as set forth in Section 4(a), the Award will vest in full on the date the Administrator determines the Conversion Ratio pursuant to the Performance Schedule (the “Vesting Date”). Such determination will occur no later than sixty days after the end of the Performance Period.
Vesting in this Award is subject to the Participant’s continuing employment with the Company, any Subsidiary, the Parent or an Affiliate in which the Company and/or Parent hold, directly or indirectly, at least 80% of the equity or voting interest through the Vesting Date.

PSU Agreement

II.    AGREEMENT
1.Grant of the PSUs. The Company has granted the Participant the number of PSUs set forth in the Notice of Grant. However, unless and until the PSUs will have vested, the Participant will have no right to the payment or receipt of any Stock subject thereto. Prior to actual payment or receipt of any Stock, the PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.    Vesting of PSUs. Subject to Section 4 below, the Participant will vest in the PSUs in accordance with the vesting schedule set forth in the Notice of Grant; provided, that, in the event the Participant incurs a termination of employment for any reason other than due to the Participant’s death or “disability” (as defined under the applicable long-term disability plan of the Company, Subsidiary, Parent or Affiliate, or, if there is no such plan, as determined by the Board or the Committee (each, the “Administrator”)), such that the Participant is no longer employed by the Company, any Subsidiary, the Parent or an Affiliate in which the Company and/or Parent hold, directly or indirectly, at least 80% of the equity or voting interest, the Participant’s right to vest in the PSUs and to receive the Stock related thereto will terminate effective as of the date that Participant ceases to be so employed and thereafter, the Participant will have no further rights to such unvested PSUs or the related Stock. In such case, any unvested PSUs held by the Participant immediately following such termination of employment will be deemed reconveyed to the Company and the Company will thereafter be the legal and beneficial owner of the unvested PSUs and will have all the rights and interest in or related thereto without further action by the Participant. In the event that the Participant’s employment is terminated by reason of death or disability, then any unvested portion of the PSUs will automatically accelerate and the Participant will become fully vested in one share of Stock for each of the PSUs subject to this Agreement upon termination of employment by reason of death or disability, provided, however, that if termination due to death or disability occurs after a Change in Control, the Participant will vest in the number of shares of Stock determined per Section 4(b) below. In all cases, the date of termination of employment will be determined in the sole discretion of the Administrator.
3.    Issuance of Stock. No Stock will be issued to the Participant prior to the date on which the PSUs vest. After any PSUs vest and subject to the terms of this Agreement, including without limitation Section 7 hereof, the Company will cause to be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be, that number of shares of Stock corresponding to the number of such vested PSUs as soon as administratively practicable following vesting, but in no event will the issuance of such shares be made subsequent to March 15th of the year following the year in which the shares vested. No fractional shares of Stock will be issued under this Agreement. Notwithstanding any provision in the Plan to the contrary and subject only to a Change in Control, as set forth in Section 4 hereof, the PSUs will be settled only in shares of Stock.

PSU Agreement

4.    Change in Control.

(a)    Change in Control during Performance Period. In the event of a Change in Control during the Performance Period, the Performance Period will terminate immediately prior to consummation of the Change in Control. The Administrator will determine the Conversion Ratio prior to the consummation of the Change in Control pursuant to instructions set forth in the Performance Schedule. If the Performance Schedule does not set forth the means for calculating the Conversion Ratio in the event of a Change in Control, then the Conversion Ratio will equal one share per each vested PSU.
(b)    Vesting. Following a Change in Control, this Award will continue to vest in accordance with the original vesting schedule set forth in Section I above, provided however, that if this Award is not assumed or replaced in accordance with Section 7(m) of the Plan, then immediately prior to the Change in Control, the Award will vest as to a number of shares equal to the total number of PSUs subject to this Award multiplied by the Conversion Ratio.
(c)    Acceleration of Vesting Following Change in Control. Notwithstanding anything in this Agreement to the contrary, if, following a Change in Control, the Participant incurs an involuntary termination of service other than for “Cause” (as defined below), the Participant terminates employment for “Good Reason” (as defined below), or Participant’s employment is terminated due to death or “disability” (as defined in Section 2 above), then any unvested portion of the PSUs will automatically accelerate, and the Participant will, upon the date of such termination, become fully vested in a number of Shares equal to the number of unvested PSUs multiplied by the Conversion Ratio.
5.    Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.    Leave of Absence; Reduction in Service Level. As set forth in Section 7(b) of the Plan, the Committee may determine, in its discretion (i) whether, and the extent to which, a leave of absence will cause a reduction or other change in this Award, (ii) whether, and the extent to which, a reduction in service level (for example, from full-time to part-time employment), will cause a reduction, or other change, in an Award, and (iii) whether a leave of absence or reduction in service level will be deemed a termination of employment for the purpose of this Award. Any changes to this Award pursuant to Section 7(b) of the Plan and this Section 6 of the Agreement, will not result in an increase in the amount of the Award or otherwise accelerate its payment. The Committee will also determine all other matters relating to whether the employment or service of Participant is continuous for purposes of this Award.

PSU Agreement

7.    Taxes.
(a)    Generally. The Participant is ultimately liable and responsible for all taxes owed in connection with the PSU, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the PSU. None of the Company, the Parent or any of Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the PSU or the subsequent sale of Stock issuable pursuant to the PSU. The Company, the Parent and the Subsidiaries do not commit and are under no obligation to structure the PSU to reduce or eliminate the Participant’s tax liability.
(b)    Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no Stock will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of any taxes which the Company determines must be withheld with respect to the PSUs. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Stock having an aggregate Fair Market Value sufficient to (but not exceeding) the minimum amount required to be withheld and/or by the sale of shares of Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation. The Participant hereby authorizes the Administrator to take any steps as may be necessary to effect any such sale and agrees to pay any costs associated therewith, including without limitation any applicable broker’s fees. In addition, and to the maximum extent permitted by law, the Company may exercise the right to retain, without notice, from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding and/or sale of otherwise deliverable shares of Stock.
8.    Changes in Stock. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affecting the Stock occurs such that an adjustment or change is determined by the Administrator (in its sole discretion) to be necessary or appropriate, the Administrator will proportionately adjust this Award in accordance with the terms of the Plan, including adjustments in the number and kind of shares of Stock or other property the Participant would have received upon vesting of the PSUs; provided, however, that the number of shares of Stock into which the PSUs may be converted will always be a whole number.
9.    Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including

PSU Agreement

through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Stock and receipt of dividends and distributions on such Stock.
10.    No Effect on Employment. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not: (i) constitute an express or implied promise of continued employment for any period of time, (ii) interfere with right of the Company, the Parent or any Subsidiary right to terminate the Participant’s employment at any time in accordance with applicable law, or (iii) entitle the Participant to pay additional rights under the Plan or under any other welfare or benefit plan of the Company, the Parent or any Subsidiary.
11.    Black Out Periods. The Participant acknowledges that, to the extent the vesting of any PSUs occurs during a “blackout” period wherein certain employees, including the Participant, are precluded from selling Stock, the Administrator retains the right, in its sole discretion, to defer the delivery of the Stock pursuant to the PSU; provided, however, that the Administrator will not exercise its right to defer the Participant’s receipt of such Stock if such shares of Stock are specifically covered by a Rule 10b5-1 trading plan of the Participant which causes such shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a regularly scheduled blackout period, such shares will be issued to the Participant on the first day following the termination of such regularly scheduled blackout period; provided, however, that in no event will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which the shares vest. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a special blackout period, such shares will be issued to the Participant on the first day following the termination of such special blackout period as determined by the Company’s General Counsel or his or her delegatee; provided, however, that in no event will the issuance of such shares be deferred subsequent to March 15th of the year following the year in which such shares vest. Notwithstanding the foregoing, any deferred shares of Stock will be issued promptly to the Participant prior to the termination of the blackout period in the event the Participant ceases to be subject to the blackout period. The Participant hereby represents that he or she accepts the effect of any such deferral under relevant federal, state and local tax laws or otherwise.
12.    Award is Not Transferable. Except to the limited extent provided in Section 5 above, this Award of PSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Participant has been issued the Stock. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. The terms of this Agreement will be binding upon the Participant’s executors, administrators, heirs, successors and any permitted transferees.

PSU Agreement

13.    Entire Agreement. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the PSUs.
14.    Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.    Additional Conditions to Issuance of Certificates for Stock. The Company will not be required to issue any certificate or certificates for Stock hereunder prior to fulfillment of all the following conditions: (a) the admission of such Stock to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Stock under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the PSUs as the Administrator may establish from time to time for reasons of administrative convenience.
16.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
17.    Administrator Authority. Participant acknowledges that determination of the number of shares of Stock earned under this Award is subject to determination by the Administrator of achievement of the performance targets set forth on the Performance Schedule. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
19.    Definitions.
(a)    Cause. In the event that the term “Cause” is not defined in an employment agreement entered into by the Participant, the occurrence of any of the following, as reasonably determined by the Company or the Administrator in good faith, will constitute

PSU Agreement

“Cause”:
(1)    willful neglect, failure or refusal by the Participant to perform his or her employment duties (except resulting from the Participant’s incapacity due to illness) as reasonably directed by his or her employer;
(2)    willful misconduct by the Participant in the performance of his or her employment duties;
(3)    the Participant’s indictment for a felony (other than traffic related offense) or a misdemeanor involving moral turpitude; or
(4)    the Participant’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company and its affiliates and subsidiaries, including, but not limited to, an act constituting misappropriation or embezzlement of property.
The Company is required to deliver a Notice of Termination to the Participant and to provide 30 days to remedy the event or condition giving rise to Cause (if such event or condition is capable of remedy) in order to terminate his or her employment for Cause. No act or failure to act on the Participant’s part will be deemed “willful” for purposes of this Cause definition unless committed or omitted by the Participant in bad faith and without reasonable belief that his or her act or failure to act was in, or not opposed to, the best interests of the Company.
(b)    Change in Control. “Change in Control” of the Company means and includes any of the following occurrences:
(1)    Any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes a Beneficial Owner in connection with subsection (2) below;
(2)    There is consummated a merger or consolidation of the Company with any other corporation or similar entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger of consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities

PSU Agreement

acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities;
(3)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than, following a “355 Distribution” (as defined below), a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or
(4)    If Parent beneficially owns less than 50% of the combined voting power of the Company’s then outstanding securities by virtue of a transaction or transactions that do not otherwise constitute a Change in Control, the individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;
Any other provision of this definition notwithstanding, the term Change in Control will not be deemed to have occurred with respect to a Participant for purposes of this Plan by virtue of: (i) any transaction which results in such Participant, or a group of Persons in which such Participant has a substantial interest, acquiring, directly or indirectly, 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, or (ii) Parent’s distribution of the Company’s shares in a transaction intended to qualify as a distribution under Code Section 355 (“355 Distribution”).
(c)    “Good Reason” for a Participant to resign his or her employment means that one or more of the following has occurred without his or her express written consent:
(1)    any materially adverse alteration in the Participant’s role, reporting relationship or in the nature or status of the Participant’s responsibilities relative to his or her role, reporting relationship or responsibilities at any time following the Change in Control, provided that neither a mere change in title nor in the fact that the Participant no longer holds following a Change in Control the same position in a public company as he or she held before the transaction will alone constitute Good Reason, [except that, with respect to the General Counsel and Chief Financial Officer of the Company, no longer holding the position of General Counsel or Chief Financial Officer, respectively, in a public company following a Change in Control will itself be a materially adverse alteration in the Participant’s responsibility, role and status constituting Good Reason];
(2)    a material diminution by the Company in the Participant’s base salary (excluding a reduction that also is applied to all similarly situated employees of the Company and that reduces the Participant’s base salary by a percentage reduction that is no greater than the lowest percentage reduction applied to any other such individual), or a material diminution by the Company in the Participant’s target level of annual incentive bonus relative to

PSU Agreement

his or her highest base salary and highest target level of annual incentive bonus, respectively, following a Change in Control, or ineligibility for a bonus program providing for a target level of annual incentive bonus;
(3)    relocation of the Participant’s principal place of employment to a location more than 50 miles from his or her principal place of employment at any time following a Change in Control (which may be his or her home); or
(4)    a material breach of the Company’s obligations under this Agreement (including without limitation the failure of the Company to obtain the assumption of this Agreement pursuant to Section 4 above).
In order for a Participant to invoke a termination due to Good Reason in a manner that would entitle him or her to acceleration pursuant to Section 4 above, (i) the Participant must provide a Notice of Termination to the senior officer of the Company’s Human Resources group of his or her intention to terminate due to such event or condition within 90 days of the initial occurrence or existence of such event or condition and provide the Company with 30 days from receipt of the notice to remedy the event or condition, (ii) the Company must fail to effect such remedy within the 30-day cure period, and (iii) the effective date of the resignation must occur within 90 days after the end of the 30-day cure period.
(d)    “Incumbent Board” means the members of the Board as of the date of grant of this Award. Notwithstanding the preceding sentence, any individual who becomes a member of the Board after such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such member were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(e)    “Notice of Termination” means a written notice by the Company in the event it is terminating the Participant’s employment with Cause or by the Participant in the event he or she is resigning for Good Reason, which written notice indicates the specific provision in this Plan being relied upon and sets forth in reasonable detail any facts and circumstances claimed to provide a basis for such termination of the Participant’s employment under the provision so indicated.
(f)    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) of the Exchange Act but excluding (i) the Company or Parent, any of their respective subsidiaries or any employee benefit plan sponsored or maintained by the Company, Parent or any of their respective subsidiaries (including any trustee or other fiduciary of any such plan), (ii) an underwriter temporarily holding securities pursuant to an offering of such securities,

PSU Agreement

or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
20.    Cancellation, Recission and Recoupment of Award. Participant hereby acknowledges that this Award and any shares of Stock issued pursuant to this Award are subject to cancellation, recission, repayment or other action at the discretion of the Board or the Committee as set forth in Section 7(d) of the Plan in the event that Participant engages in “Detrimental Activity” as such term is defined therein. In addition, the Administrator has the discretion to require Participant to reimburse the Company for all or any portion of the Stock issued pursuant to this Award, or the value thereof, if:
(a)    the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;
(b)    in the view of the Board or the Committee, the Participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any substantial affiliate; and
(c)    a lower vesting would have occurred based upon the restated financial results.
In each such instance, upon the determination of the Committee to require recoupment of a previously issued number of shares of Stock under this Agreement, the Company will, to the extent practicable and allowable under applicable laws, require reimbursement of any number of shares of Stock, or the value thereof, issued for the relevant period that exceeded the lower number of shares of Stock that would have been made based on the restated financial results, provided that the Company will not seek to recover shares of Stock issued more than three years prior to the date the applicable restatement is disclosed.

21.    Section 409A Exemption. It is intended that the Award satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) provided under Treasury Regulation Section 1.409A-1(b)(4) or to comply with Code Section 409A, and the Award will be so interpreted and administered. Notwithstanding the foregoing, if the Company determines that the Award may not either be exempt from or compliant with Code Section 409A, the Company may, with the Participant's prior written consent, adopt such amendments to this Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the Award, or (ii) comply with the requirements of Code Section 409A; provided, however, that there is no obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, and in any event, no such action will reduce the amount of compensation that is owed to the Participant under this Award without the Participant's prior written consent.

PSU Agreement

22.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
23.    Notice of Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules of the State of Delaware.
24.    Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.
25.    Notices. Any notice which either party hereto may be required or permitted to give the other will be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the address provided below, and the Participant at his or her address as shown on the Company’s, Parent’s or any Subsidiary’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.
To the Company:    VMware, Inc.
                3401 Hillview Avenue
                Palo Alto, CA 94304
                Attention: Legal Department

PSU Agreement

Participant’s signature below indicates Participant’s agreement and understanding that this Award is subject to and governed by the terms and conditions of the Plan and this Agreement including, without limitation, Section 20 above. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, which are incorporated herein by reference. Participant herby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.

PARTICIPANT	VMWARE, INC.

Signature	By

Print Name	Title

Date: , 201__	Date: , 201__

PSU Agreement

Exhibit A
Performance Schedule